Exhibit 99.1
Investor Relations: Media Relations:	Patricia Figueroa Ann Imes +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results
for the Third Quarter and Nine Months Ended September 30, 2023

Company reports EPS of $5.48, Economic EPS of $4.08 in the third quarter of 2023

Completed investment in Ara Partners, a private markets firm specializing in industrial decarbonization(i)
Completed investment in Forbion, a leading European private markets firm focused on life sciences(i)
Net Income (controlling interest) of $217 million includes approximately $100 million gain on Veritable transaction; Economic Net Income (controlling interest) of $150 million(ii)
Repurchased $172 million in common stock, bringing total year-to-date share repurchases to $441 million(iii)

WEST PALM BEACH, FL, November 6, 2023 — AMG, a leading partner to independent investment management firms globally, today reported its financial and operating results for the third quarter and nine months ended September 30, 2023.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“AMG reported Economic Earnings per share of $4.08 for the third quarter, reflecting the disciplined execution of our capital allocation strategy across both growth investments and share repurchases. AMG's focus on investing in secular growth areas continues to diversify our business, and has enhanced our ability to deliver stable earnings during periods of macroeconomic uncertainty.

“With our recent investments in Ara Partners and Forbion, AMG's eight dedicated private markets Affiliates manage more than $100 billion in aggregate client assets across a range of specialized in-demand strategies, and their fundraising momentum has remained strong with approximately $7 billion raised in 2023 to date, and approximately $10 billion pro forma for our recent new investments. More broadly, our Affiliates manage approximately $230 billion in alternatives, across diversifying return streams that investors increasingly view as critical for achieving long-term investment objectives. Clients recognize that the highest-quality independent partner-owned firms have fundamental competitive advantages in offering differentiated return streams. As owners of their businesses, our Affiliates are directly aligned with their clients and have distinct entrepreneurial cultures and track records navigating challenging market environments to deliver superior outcomes to clients.

“AMG's unique approach continues to attract outstanding firms seeking a strategic partner that can magnify their long-term success. Looking ahead, we remain focused on executing our growth strategy, and, given the quality and diversity of our Affiliates, our excellent capital position, and distinctive competitive advantages, AMG is well-positioned to create meaningful incremental shareholder value over time.”

FINANCIAL HIGHLIGHTS	Three Months Ended		Nine Months Ended
(in millions, except as noted and per share data)	9/30/2022	9/30/2023	9/30/2022	9/30/2023
Operating Performance Measures
AUM (at period end, in billions)	$644.6	$635.8	$644.6	$635.8
Average AUM (in billions)	680.1	663.8	731.8	664.4
Net client cash flows (in billions)	(8.8)	(9.4)	(22.5)	(23.1)
Aggregate fees	1,165.5	997.5	3,675.6	3,505.7
Financial Performance Measures
Net income (controlling interest)	$112.6	$217.0	$368.0	$476.8
Earnings per share (diluted)(1)	2.80	5.48	8.83	12.28
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$221.2	$208.4	$676.1	$639.6
Economic net income (controlling interest)	167.0	149.5	507.1	474.9
Economic earnings per share	4.23	4.08	12.61	12.72
For additional information on our Supplemental Performance Measures, including the impact of a definition change on Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share and reconciliations to GAAP, see the Financial Tables and Notes.

(i) Investment in Ara Partners closed in October 2023, and investment in Forbion closed in August 2023; accordingly, the financial impact of these transactions is not included in the presentation of third quarter financial results.
(ii) AMG completed the previously announced sale of its outstanding equity interests in Veritable in September 2023; the gain from that transaction is excluded from applicable non-GAAP financial metrics, including Economic net income (controlling interest).
(iii) Total year-to-date share repurchases is inclusive of the $225 million accelerated share repurchase program entered into at year-end 2022 and completed in the second quarter of 2023.

Capital Management
During the third quarter of 2023, the Company repurchased approximately $172 million in common stock, bringing total year-to-date share repurchases, inclusive of the $225 million accelerated share repurchase program entered into at year-end 2022 and completed in the second quarter of 2023, to approximately $441 million. The Company also announced a third-quarter cash dividend of $0.01 per share of common stock, payable November 30, 2023 to stockholders of record as of the close of business on November 16, 2023. AMG's Board of Directors increased the Company's share repurchase authorization, providing for a total of approximately 5 million shares available for repurchase under the Company's share repurchase programs, as of October 16, 2023.

About AMG
AMG (NYSE: AMG) is a leading partner to independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in a diverse array of high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. AMG’s innovative partnership approach enables each Affiliate’s management team to own significant equity in their firm while maintaining operational and investment autonomy. In addition, AMG offers its Affiliates growth capital, distribution, and other strategic value-added capabilities, which enhance the long-term growth of these independent businesses, and enable them to align equity incentives across generations of principals to build enduring franchises. As of September 30, 2023, AMG’s aggregate assets under management were approximately $636 billion across a broad range of differentiated investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13741302. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENTS OF CHANGES (in billions)

BY STRATEGY - QUARTER TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total
AUM, June 30, 2023	$225.7	$190.5	$140.7	$117.0	$673.9
Client cash inflows and commitments	6.8	3.8	3.9	4.9	19.4
Client cash outflows	(3.9)	(13.2)	(7.2)	(4.5)	(28.8)
Net client cash flows	2.9	(9.4)	(3.3)	0.4	(9.4)
New investments	3.0	—	—	—	3.0
Veritable*	(0.2)	—	—	(17.6)	(17.8)
Market changes	3.9	(5.3)	(3.6)	(1.5)	(6.5)
Foreign exchange	(1.7)	(2.4)	(0.5)	(0.4)	(5.0)
Realizations and distributions (net)	(2.2)	(0.0)	(0.0)	(0.1)	(2.3)
Other	(0.2)	—	0.1	0.0	(0.1)
AUM, September 30, 2023	$231.2	$173.4	$133.4	$97.8	$635.8

BY STRATEGY - YEAR TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2022	$220.9	$186.1	$133.3	$110.5	$650.8
Client cash inflows and commitments	22.5	13.1	13.7	14.6	63.9
Client cash outflows	(15.5)	(35.3)	(22.4)	(13.8)	(87.0)
Net client cash flows	7.0	(22.2)	(8.7)	0.8	(23.1)
New investments	3.0	—	—	—	3.0
Veritable*	(0.2)	—	—	(17.6)	(17.8)
Market changes	5.5	9.9	8.8	4.3	28.5
Foreign exchange	0.2	0.0	0.0	(0.2)	(0.0)
Realizations and distributions (net)	(4.8)	(0.1)	(0.1)	(0.2)	(5.2)
Other	(0.4)	(0.3)	0.1	0.2	(0.4)
AUM, September 30, 2023	$231.2	$173.4	$133.4	$97.8	$635.8

BY CLIENT TYPE - QUARTER TO DATE	Institutional	Retail	High Net Worth	Total
AUM, June 30, 2023	$339.2	$199.2	$135.5	$673.9
Client cash inflows and commitments	8.2	6.6	4.6	19.4
Client cash outflows	(11.0)	(13.0)	(4.8)	(28.8)
Net client cash flows	(2.8)	(6.4)	(0.2)	(9.4)
New investments	2.8	—	0.2	3.0
Veritable*	(0.2)	—	(17.6)	(17.8)
Market changes	(0.4)	(3.9)	(2.2)	(6.5)
Foreign exchange	(2.8)	(1.9)	(0.3)	(5.0)
Realizations and distributions (net)	(2.0)	(0.1)	(0.2)	(2.3)
Other	0.1	(0.1)	(0.1)	(0.1)
AUM, September 30, 2023	$333.9	$186.8	$115.1	$635.8

BY CLIENT TYPE - YEAR TO DATE	Institutional	Retail	High Net Worth	Total
AUM, December 31, 2022	$333.5	$188.9	$128.4	$650.8
Client cash inflows and commitments	25.1	24.1	14.7	63.9
Client cash outflows	(36.1)	(35.5)	(15.4)	(87.0)
Net client cash flows	(11.0)	(11.4)	(0.7)	(23.1)
New investments	2.8	—	0.2	3.0
Veritable*	(0.2)	—	(17.6)	(17.8)
Market changes	13.1	10.1	5.3	28.5
Foreign exchange	0.0	0.0	(0.0)	(0.0)
Realizations and distributions (net)	(4.2)	(0.8)	(0.2)	(5.2)
Other	(0.1)	(0.0)	(0.3)	(0.4)
AUM, September 30, 2023	$333.9	$186.8	$115.1	$635.8
__________________________
* Assets under management attributable to Veritable as of the closing date.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	9/30/2022	9/30/2023
Consolidated revenue	$578.6	$525.2

Consolidated expenses:
Compensation and related expenses	273.8	211.8
Selling, general and administrative	93.2	91.1
Intangible amortization and impairments	14.4	12.5
Interest expense	28.3	31.1
Depreciation and other amortization	3.8	3.0
Other expenses (net)	11.9	7.9
Total consolidated expenses	425.4	357.4

Equity method income (net)(3)	44.8	39.8
Affiliate Transaction gain(4)	—	133.1
Investment and other income	3.1	23.0
Income before income taxes	201.1	363.7
Income tax expense	36.8	77.7
Net income	164.3	286.0
Net income (non-controlling interests)	(51.7)	(69.0)
Net income (controlling interest)	$112.6	$217.0

Average shares outstanding (basic)	38.2	34.9
Average shares outstanding (diluted)	43.5	43.4

Earnings per share (basic)	$2.95	$6.22
Earnings per share (diluted)(1)	$2.80	$5.48

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	9/30/2022	9/30/2023
Net income (controlling interest)	$112.6	$217.0
Intangible amortization and impairments	41.9	29.8
Intangible-related deferred taxes	12.7	14.7
Affiliate Transactions(4)	—	(104.7)
Other economic items	(0.2)	(7.3)
Economic net income (controlling interest)	$167.0	$149.5

Average shares outstanding (adjusted diluted)	39.5	36.6
Economic earnings per share	$4.23	$4.08

Net income (controlling interest)	$112.6	$217.0
Interest expense	28.3	31.1
Income taxes	34.8	76.6
Intangible amortization and impairments	41.9	29.8
Affiliate Transactions(4)	—	(139.6)
Other items	3.6	(6.5)
Adjusted EBITDA (controlling interest)	$221.2	$208.4
See Notes for additional information.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
(in millions, except per share data)	9/30/2022	9/30/2023
Consolidated revenue	$1,789.9	$1,555.2

Consolidated expenses:
Compensation and related expenses	797.0	663.0
Selling, general and administrative	275.7	273.4
Intangible amortization and impairments	39.4	37.5
Interest expense	84.7	92.4
Depreciation and other amortization	11.9	10.0
Other expenses (net)	12.3	36.2
Total consolidated expenses	1,221.0	1,112.5

Equity method income (net)(3)	123.9	154.3
Affiliate Transaction gain(4)	—	133.1
Investment and other income (expense)	(5.3)	87.2
Income before income taxes	687.5	817.3

Income tax expense	130.5	155.4
Net income	557.0	661.9

Net income (non-controlling interests)	(189.0)	(185.1)
Net income (controlling interest)	$368.0	$476.8

Average shares outstanding (basic)	38.8	35.6
Average shares outstanding (diluted)	47.8	42.9

Earnings per share (basic)	$9.48	$13.41
Earnings per share (diluted)(1)	$8.83	$12.28

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Nine Months Ended
(in millions, except per share data)	9/30/2022	9/30/2023
Net income (controlling interest)	$368.0	$476.8
Intangible amortization and impairments	116.9	88.6
Intangible-related deferred taxes	41.2	44.6
Affiliate Transactions(4)	—	(122.1)
Other economic items	(19.0)	(13.0)
Economic net income (controlling interest)	$507.1	$474.9

Average shares outstanding (adjusted diluted)	40.2	37.3
Economic earnings per share	$12.61	$12.72

Net income (controlling interest)	$368.0	$476.8
Interest expense	84.7	92.4
Income taxes	121.1	150.7
Intangible amortization and impairments	116.9	88.6
Affiliate Transactions(4)	—	(162.7)
Other items	(14.6)	(6.2)
Adjusted EBITDA (controlling interest)	$676.1	$639.6
See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Period Ended
(in millions)	12/31/2022	9/30/2023
Assets
Cash and cash equivalents	$429.2	$999.2
Receivables	316.0	428.9
Investments in marketable securities	716.9	462.3
Goodwill	2,648.7	2,509.0
Acquired client relationships (net)	1,876.0	1,809.5
Equity method investments in Affiliates (net)	2,139.5	2,034.9
Fixed assets (net)	68.5	63.8
Other investments	421.6	457.9
Other assets	264.6	238.1
Total assets	$8,881.0	$9,003.6

Liabilities and Equity
Payables and accrued liabilities	$778.3	$636.2
Debt	2,535.3	2,536.9
Deferred income tax liability (net)	464.7	451.7
Other liabilities	461.7	482.3
Total liabilities	4,240.0	4,107.1

Redeemable non-controlling interests	465.4	432.3
Equity:
Common stock	0.6	0.6
Additional paid-in capital	695.5	722.3
Accumulated other comprehensive loss	(203.4)	(179.9)
Retained earnings	5,718.2	6,193.8
	6,210.9	6,736.8
Less: treasury stock, at cost	(2,980.6)	(3,241.8)
Total stockholders’ equity	3,230.3	3,495.0
Non-controlling interests	945.3	969.2
Total equity	4,175.6	4,464.2
Total liabilities and equity	$8,881.0	$9,003.6

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
(in millions)	9/30/2022	9/30/2023	9/30/2022	9/30/2023
Numerator
Net income (controlling interest)	$112.6	$217.0	$368.0	$476.8
Income from hypothetical settlement of Redeemable non-controlling interests, net of taxes	5.8	17.1	43.4	39.4
Interest expense on junior convertible securities, net of taxes	3.4	3.4	10.6	10.1
Net income (controlling interest), as adjusted	$121.8	$237.5	$422.0	$526.3
Denominator
Average shares outstanding (basic)	38.2	34.9	38.8	35.6
Effect of dilutive instruments:
Stock options and restricted stock units	1.3	1.7	1.4	1.7
Hypothetical issuance of shares to settle Redeemable non-controlling interests	2.3	5.1	5.7	3.9
Junior convertible securities	1.7	1.7	1.9	1.7
Average shares outstanding (diluted)	43.5	43.4	47.8	42.9

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash expenses and to improve comparability between periods. In the first quarter of 2023, we updated the definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest) to reflect AMG's strategic evolution, including our increased allocation of capital toward private markets and liquid alternatives. To align with the economic impact of these capital allocation decisions, the updated definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest): (i) include only the realized economic gains and losses on seed capital, general partner commitments, and other strategic investments and (ii) exclude any unrealized gains and losses on strategic investments (consistent with the existing treatment of seed capital and general partner commitments). We have retroactively applied this definition change to prior periods. The following table presents the impact on the three and nine months ended September 30, 2022:

	Three Months Ended	Nine Months Ended
(in millions, except per share data)	9/30/2022	9/30/2022
Adjusted EBITDA (controlling interest) - As reported	$221.2	$676.1
Adjusted EBITDA (controlling interest) - Prior definition	220.4	689.1
Change	$0.8	$(13.0)
% Change	0.4%	(1.9)%

Economic net income (controlling interest) - As reported	$167.0	$507.1
Economic net income (controlling interest) - Prior definition	166.4	516.9
Change	$0.6	$(9.8)
% Change	0.4%	(1.9)%

Economic earnings per share - As reported	$4.23	$12.61
Economic earnings per share - Prior definition	4.21	12.85
Change	$0.02	$(0.24)
% Change	0.5%	(1.9)%

Notes (continued)

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to the Veritable and BPEA Transactions, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. We believe that many investors use this non-GAAP measure when assessing the financial performance of companies in the investment management industry.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, gains and losses related to the Veritable and BPEA Transactions, net of tax, and other economic items which include gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, certain Affiliate equity activity, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. Economic net income (controlling interest) is used by management and our Board of Directors as our principal performance benchmark, including as one of the measures for aligning executive compensation with stockholder value.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended		Nine Months Ended
(in millions)	9/30/2022	9/30/2023	9/30/2022	9/30/2023
Average shares outstanding (diluted)	43.5	43.4	47.8	42.9
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(2.3)	(5.1)	(5.7)	(3.9)
Junior convertible securities	(1.7)	(1.7)	(1.9)	(1.7)
Average shares outstanding (adjusted diluted)	39.5	36.6	40.2	37.3

These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC’s website at www.sec.gov.

(3)    The following table presents equity method earnings and equity method intangible amortization and impairments, which in aggregate form Equity method income (net):

	Three Months Ended		Nine Months Ended
(in millions)	9/30/2022	9/30/2023	9/30/2022	9/30/2023
Equity method earnings	$76.2	$61.0	$213.2	$217.3
Equity method intangible amortization and impairments	(31.4)	(21.2)	(89.3)	(63.0)
Equity method income (net)	$44.8	$39.8	$123.9	$154.3

(4)    The following table presents the impact of the completion of our previously announced sales of our equity interests in Veritable, LP (“Veritable”) to a third party (the “Veritable Transaction”), and Baring Private Equity Asia to EQT AB (“EQT”), a public company listed on Nasdaq Stockholm (EQT ST), pursuant to which we received ordinary shares of EQT, (the “BPEA Transaction”):

	Three Months Ended		Nine Months Ended
(in millions)	9/30/2022	9/30/2023	9/30/2022	9/30/2023
Affiliate Transaction gain	$—	$133.1	$—	$133.1
Investment and other income - Realized gains on EQT shares	—	6.5	—	29.6
Affiliate Transaction gain, pre-tax	—	139.6	—	162.7
Income taxes	—	(34.9)	—	(40.6)
Affiliate Transaction gain, after-tax	$—	$104.7	$—	$122.1

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, pandemics and related changes in the global economy, capital markets and the asset management industry, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.